KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL
TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY – September 16, 2009 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide grades sold in North America.

Effective October 1, 2009, as contracts permit, prices for all Kronos titanium dioxide grades sold in North America will be increased by US$ 0.05 per pound.

This is a new price increase announcement and is in addition to the price increase announcements made on May 5 and July 10, 2009, which are currently being implemented.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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